Exhibit 99.1

Special Power of Attorney

The undersigned does hereby constitute and appoint Michael Larson as the true and lawful attorney of the undersigned, with full power of substitution, and authorizes and designates him for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and/or file any documents or filings and any amendments thereto made by or on behalf of the undersigned in respect of any securities held by the undersigned, directly, indirectly or beneficially or required in connection with the undersigned’s position as a director or officer of any entity under any laws of any pertinent jurisdiction or any relevant securities market or exchange. Without limitation, this authorization extends to and includes any questionnaires, required or discretionary reports and any and all documents and forms with any governmental office or agency, whether U.S., foreign, state or local (including, without limitation, the U.S. Securities & Exchange Commission and state securities administrators or commissions), any securities exchange or market (including, without limitation, the Nasdaq Stock Market), as may be required, or as the undersigned determines to be advisable, under applicable laws (including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and rules and regulations under each of such laws), or rules and regulations of any securities exchange or market. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with such laws.

This Special Power of Attorney shall remain in full force and effect until withdrawn by the undersigned by written notice to the foregoing attorney-in-fact. This is a durable power of attorney and shall not be affected by the disability of the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Special Power of Attorney to be executed this 3rd day of February 2006.

/s/ William H. Gates III
William H. Gates III

/s Emily A. Byrne	/s/ Christine L. Turner
WITNESS	WITNESS

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that William H. Gates III is the person who appeared before me, and said person acknowledged that he signed this instrument as his free and voluntry act for the uses and purposes mentioned in the instrument.

Dated:	February 3, 2006	/s/ Lorrie Paull
		Signature of Notary Public

[Seal or Stamp]		L. Paull
		Print Name
		My appointment expires	4.15.08